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                                                                  Exhibit 10.18

                     NONDISCLOSURE AND NON-COMPETE AGREEMENT



         This Agreement is made and entered into this 5th day of June, 1997 by and among Horizon Health Systems, Inc. ("Horizon"), Nova Holdings, Inc. ("NHI"), and Dianne Martz ("Restricted Party").

                              W I T N E S S E T H :

         WHEREAS, Horizon is a corporation organized under the laws of the State of Tennessee; and

         WHEREAS, Horizon, NHI, Martz and A.B. Charlton, III have entered into a Stock Purchase Agreement dated as of the date of this Agreement ("Purchase Agreement"), pursuant to which, among other things, NHI has agreed to purchase from Martz and Charlton; and Martz and Charlton have agreed to sell to NHI, one hundred percent of the outstanding shares in Horizon; and

         WHEREAS, it was a condition to the closing of the purchase of stock in Horizon, that the Restricted Party enter into the non-compete and confidentiality restrictions set forth herein;

         NOW, THEREFORE, for and in exchange of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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         1. Covenant of Non-Disclosure of Confidential Information. Restricted
Party recognizes that she has access to, and knowledge of, matters concerning the business which is and will be operated by Horizon, including, but not limited to, contents of manuals, procedures, methods of doing business, the identity of development sources and suppliers, customer records, information contained in the books and records of Horizon, financial information, trade secrets, patient mailing lists, and the names and addresses of patients. All such information is hereinafter referred to as "Confidential Information." Restricted Party acknowledges that this information is considered valuable, proprietary and confidential by Horizon and NHI, and that Horizon and NHI have paid substantial consideration to acquire or develop such information. Restricted Party agrees that as between the parties hereto such information shall be treated as valuable, proprietary and confidential regardless of whether third parties would consider it valuable, proprietary and confidential. Restricted Party agrees that she will not at any time, disclose or make known to any person or entity, or otherwise use, any Confidential Information, or permit any person to examine and/or make copies of any documents that contain or are derived from Confidential Information, without the prior written consent of NHI, subject to requirements of applicable law. Restricted Party represents that she has returned to Horizon, all writings and all records of whatever nature, including computer records, and mailing lists, containing Confidential Information kept by her or in her possession,

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whether originals or copies, it being agreed that said records are the sole and exclusive property of Horizon. Notwithstanding the preceding restrictions, Restricted Party may use Confidential Information to prepare tax returns, to defend litigation, and to respond to governmental inquiries.

         Furthermore, during the three month term of the Consulting Agreement entered into between Restricted Party and Horizon, Restricted Party may have access to such Confidential Information as Horizon shall determine to be needed by Restricted Party to perform her consulting duties for Horizon. However, all such writings and all records of whatever nature containing Confidential Information shall be returned to Horizon at the end of the three month term of the Consulting Agreement.

         2. Covenant Against Competition. Restricted Party hereby acknowledges that Horizon's business is highly competitive and that she is knowledgeable about the methods of doing business employed by Horizon, the names and histories of customers served by Horizon, and manuals, procedures, programs, development sources, and advisors, pricing strategies, customer records, business plans, financial information, and other information which Horizon deems to be confidential, proprietary and a trade secret. Restricted Party further recognizes that should she enter into competition with Horizon in the Restricted Area referred to hereinbelow, she would have a competitive advantage as a result of the knowledge gained,

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and the exposure acquired, prior to the sale of Horizon. Therefore, in consideration of the benefits conveyed hereunder, and the purchase by NHI of the stock in Horizon, Restricted Party agrees that during the Restricted Period set forth below, and within the Restricted Area defined herein, Restricted Party shall not, directly or indirectly, jointly or individually, on her own behalf or as an agent, employee, owner, partner, joint venturer, shareholder, independent contractor, investor, consultant, employer or adviser engage in, assist others in engaging in, or establish or own any interest in, any business, trade or occupation engaging in competition with, the business which is carried on by Horizon; provided however, that the provisions of this Section 2 shall not be deemed to prohibit Restricted Party's ownership of not more than one percent (1%) of any publically held Company. For this purpose the business which is carried on by Horizon shall mean the sale, marketing, distribution, promotion, provision, and distribution of blood clotting pharmaceuticals, ancillary medical supplies, and other products and services related to hemophilia as prescribed by a physician and required for the administration of product to hemophilia patients, whether or not such products and services are provided in the hospital, home or other medical facilities.

         Restricted Area shall mean the United States of America. As part of the preceding covenant, and not in limitation thereof, Restricted Party further agrees that during the Restricted Period, she will not in any capacity, directly or indirectly, call upon or

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otherwise solicit clients or prospective clients of Horizon within the
Restricted Area for the purpose of competing with Horizon for the business of said clients or prospective clients or for the purpose of influencing patients to cease using the services of Horizon, and further will not directly or indirectly induce or solicit employees of Horizon to leave their employment with Horizon or in any way interfere with the relationship between Horizon and any employee thereof. For the purpose of this agreement, the Restricted Period shall mean the period beginning on the date of this Agreement and ending ten (10) years from the Closing Date as defined in the Purchase Agreement.

         Notwithstanding any provision herein to the contrary, Restricted Party may engage or continue to engage in those activities specified on Exhibit A attached hereto, without violating the terms of this Section 2.

         3. Affiliates. As used herein, Restricted Party shall include Affiliates of Dianne Martz. An Affiliate shall mean any individual, corporation, partnership, LLC, trust, unincorporated organization, association or other entity that, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with Dianne Martz. Diane Martz covenants and agrees to take all actions necessary to insure that her affiliates and their officers and directors abide by the terms of this agreement.

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         4. Duty of Cooperation. Restricted Party further agrees that from and after the date of this Agreement, she will refrain from making disparaging or derogatory comments regarding Horizon, NHI, any affiliates of Horizon or NHI, or any directors, officers or employees of Horizon, NHI or any affiliates thereof. Restricted Party agrees that she will not attempt to discourage any patient or referral source from doing business with Horizon, NHI or any affiliate thereof.

         5. Enforcement of, and Acknowledgement of Reasonableness of, Covenants. Restricted Party has carefully read and considered the provisions of Sections 1, 2, 3, and 4 and, having done so, agrees that the terms of the covenants are fair and reasonable and are reasonably required for the protection of the interests of Horizon and NHI, their business, their officers, their directors, and their employees. The Restricted Party further agrees that NHI would not have purchased the stock of Horizon unless Restricted Party entered into the restrictions set out in this Agreement and that she has received valuable and adequate consideration in exchange for entering into the restrictions set out in this Agreement.

         Restricted Party specifically acknowledges and agrees that in the event that she should breach these covenants, NHI and Horizon would suffer irreparable harm which would be difficult to measure and that NHI and Horizon would not have an adequate remedy at law. It is therefore specifically agreed that these covenants may be

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enforced by NHI or Horizon, by equitable process of injunction, without posting bond or other security, in addition to such other remedies as may be provided to NHI or Horizon. Restricted Party specifically recognizes and acknowledges that either NHI or Horizon shall have the right to enforce these covenants in its own name, with or without the other entities' involvement.

         Restricted Party further agrees that if suit is brought to enforce this Agreement or to seek damages for its breach, Restricted Party will pay to Horizon or NHI, in addition to any other damages caused to Horizon or NHI, all attorney fees incurred by Horizon or NHI in seeking such relief.

         If Restricted party shall violate any covenant contained in Section 2, the duration of any such covenant so violated automatically shall be extended with respect to the Restricted Party for a period equal to the period during which such Restricted Party shall have been in violation of such covenant.

         6. Waiver, Modification. No failure to exercise, and no delay in exercising, by either party hereto, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. This Agreement

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may not be modified or amended except by an instrument in writing signed by the parties hereto.

         7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee
(excluding choice of law rules).

         8. Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

         9. Unenforceability. If any provision of this Agreement (including, without limitation, any portion of Sections 1, 2 or 3 is held invalid, such invalidity shall not affect any other provision of this Agreement, not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. To the extent that Section 2 shall be held by a court of competent jurisdiction to be unenforceable as written, the parties stipulate and agree that the provisions of said Section shall be retroactively amended to conform to the maximum restrictions allowed by law, the same as if said Section as amended had originally been included herein.

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         10.      Headings.  All headings herein are for ease of reference only and shall not be construed to enlarge or limit the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, having acted through their duly authorized officers, have executed this Agreement on the date and year first above written.

                                   HORIZON HEALTH SYSTEMS, INC.

                                        By:       /s/ Kyle J. Callahan
                                            -----------------------------------
                                                      Kyle J. Callahan

                                         Title:  Secretary, Board of Directors
                                               --------------------------------


                                   NOVA HOLDINGS, INC.

                                   By:          David S. Steven
                                      -----------------------------------------
                                                David S. Steven

                                   Title:       CEO
                                         --------------------------------------

                                                /s/ Dianne Martz
                                   --------------------------------------------
                                   DIANNE MARTZ



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                                    EXHIBIT A


         The following Restricted Party's activities are not restricted under the Nondisclosure and Non-compete Agreement and the Restricted Party may engage or continue to engage in these activities:


         1. Be active with Hemophilia Opportunities for Personal Empowerment ("HOPE"), a non-profit entity, provided that HOPE continues to engage only in providing general education to Hemophilia patients and families in the same manner as currently provided and in a manner that compliments Horizon's business, and in such new activities in the future as are not competitive with Horizon or Nova Holdings, Inc.








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